UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008

KINETIC CONCEPTS, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-09913	74-1891727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (210) 524-9000

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On April 7, 2008, Kinetic Concepts, Inc. (“KCI”) announced the execution of the Merger Agreement, dated April 7, 2008, by and among KCI, Leopard Acquisition Sub, Inc., a wholly-owned subsidiary of KCI (“Purchaser”) and LifeCell Corporation (“LifeCell”) relating to KCI’s proposed acquisition of LifeCell.  On April 14, 2008, a purported stockholders class action complaint was filed by a stockholder of LifeCell in the Chancery Division of the Superior Court of New Jersey in Somerset County, naming LifeCell, its directors and KCI as defendants.

The complaint alleges causes of action against the defendants for breach of fiduciary duties in connection with KCI’s proposed acquisition of LifeCell and seeks relief including, among other things, (i) preliminary and permanent injunctions prohibiting consummation of the tender offer by Purchaser for LifeCell’s common stock and the contemplated merger of Purchaser with and into LifeCell and (ii) payment of the plaintiff’s costs and expenses, including attorneys’ and experts’ fees.  The lawsuit is in its preliminary stage.  KCI believes that the lawsuit is without merit and intends to defend vigorously against it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.

By:	/s/ Martin J. Landon
	Name:	Martin J. Landon
	Title:	Sr. Vice President and Chief Financial Officer

Dated: April 21, 2008